                                                                    Exhibit 99.1



                 [LONG ISLAND FINANCIAL CORP. LOGO APPEARS HERE]


                         REPORTS SECOND QUARTER RESULTS


ISLANDIA, N.Y. (Business Wire) - July 23, 2004 - Long Island Financial Corp. (the "Company") (NASDAQ/NMS: LICB), the holding company for Long Island Commercial Bank (the "Bank"), today reported a net loss of $897,000, or $.56 per diluted share, for the quarter ended June 30, 2004, as compared to net income of $782,000, or $.51 per diluted share for the quarter ended June 30, 2003. The Company reported net income of $24,000, or $.02 per diluted share, for the six months ended June 30, 2004, compared to net income of $1.6 million, or $1.03 per diluted share. The loss recognized for the quarter ended June 30, 2004, is attributable to an increase in the Company's provision for loan losses relating to its automobile loan portfolio.

Notwithstanding the provision for loan losses and automobile loan expense in the current quarter, the Company achieved notable gains in its core operating performance. Fueled by income from increases in the securities and loan portfolios, net interest income increased $834,000, or 23.3%, from $3.6 million for the quarter ended June 30, 2003, to $4.4 million for the quarter ended June 30, 2004. Other operating income, excluding gains on sales and calls of securities, increased $140,000, or 15.4%, from quarter to quarter as a result of a 19.3% increase in service charges on deposit accounts and a 20.0% increase in net gain on sales of residential loans. Other operating expenses, excluding automobile loan expense, increased 6.2% for the quarter ended June 30, 2004, compared to the quarter ended June 30, 2003.

Total assets amounted to $545.5 million at June 30, 2004, an increase of $44.7 million, or 8.9%, from the $500.8 million held at June 30, 2003. At June 30, 2004, loans, net of unearned income and deferred fees, had increased by $22.4 million, or 10.3%, from the June 30, 2003 level. Year over year, demand deposits increased by $8.4 million, or 9.4%, from $88.9 million at June 30, 2003, to $97.3 million at June 30, 2004. Similarly, savings deposits increased by $13.4 million, or 14.5%, from $93.1 million at June 30, 2003, to $106.5 million at June 30, 2004.

ALLOWANCE FOR LOAN LOSSES

As previously discussed in the April 23, 2004, earnings release, the Company maintained a program of making non-recourse loans to a local automobile leasing company (the "third party") and received as security an assignment of each individual lease and a collateral interest in each automobile. The third party, in addition to providing complete servicing of the portfolio, was obligated for the repayment of the entire principal balance of each loan at the time each individual lease terminates. In March 2004, the Company learned that, due to liquidity issues and financial difficulties, the third party would not have the ability to fulfill its obligations.

During the second quarter of 2004, the Company closely monitored issues concerning the third party's performance. The Company, acting collectively with nine other bank lenders to the third party, utilized internal resources and consulted with the third party enabling the third party to engage the services of experienced industry professionals, to ensure the performance of the servicing of the portfolio, and obtain the timely and orderly disposition of the collateral. The Company believes the course of action taken during the second quarter, along with the cooperation of the other nine banks, stabilized the portfolio and will ultimately lead to maximizing the value of disposed collateral. Recurring operating costs for portfolio servicing and collateral disposition are expensed when incurred and recorded in "automobile loan expense" in the consolidated statement of earnings.

The Company has continued to recognize losses related to the shortfall between the principal balance of loans and the collateral value realized upon termination of the leases. The extent to which the Company can recover value will depend to a large extent on future market conditions of used automobiles combined with the success of the third party's national remarketing servicer's efforts. Based upon the Company's assessment of the portfolio and a review of recent collateral disposition activity, the Company made a provision for loan losses of $5.0 million at June 30, 2004. Total charge-offs, relating to the automobile portfolio, amounted to $1.0 million for the six months ended June 30, 2004.

The Company incurred operating expenses of $798,000 for the quarter ended June 30, 2004, and $855,000 for the six months ended June 30, 2004, relating to the automobile loan portfolio. Those expenses include, but are not limited to, expenses for legal services, portfolio servicing and administration, collateral verification and disposition services, and audit and accounting services. At June 30, 2004, approximately 74.3% of the operating expenses incurred related to the automobile loan portfolio were attributable to the satisfaction of certain liabilities of the third party and are not recurring. While the Company expects to incur future operating expenses related to the automobile loan portfolio, it expects those expenses to decrease as the portfolio matures.

At June 30, 2004, the automobile loan portfolio consisted of approximately 1,695 loans and the balance of the portfolio amounted to $33.9 million. It represented 14.2% of the Bank's loan portfolio, net of unearned income and deferred fees. Approximately 86.4% of those loans mature through June 2006. Portfolio delinquencies at June 30, 2004, consisted of ten loans, 30-89 days past due, representing $151,443, or .4 % of the portfolio. There were no loans greater than 90 days past due. Since the portfolio was underwritten to lessees of high credit quality, those delinquency statistics remain favorable and are in line with the Company's expectations.

SECURITIES
----------

On April 1, 2004, the Company sold $14.0 million of corporate debt securities classified as "available for sale." The Company recorded a gain of $2.5 million on the sale of those securities, which is reflected as a component of other operating income in the consolidated statement of earnings. At June 30, 2004, the Company's securities portfolio, classified as "available for sale," aggregated $269.7 million.

SUMMARY
-------

Commenting on the current quarter's performance, Douglas C. Manditch, President and Chief Executive Officer, stated, "acting collectively with the other banking companies, we were able to take a very volatile situation that was thrust upon us without warning and stabilize the entire situation. Obviously, we were aided by market conditions to realize the significant security gains, which enabled us to show a profit for the first six months of the year. We will return to quarterly profitability in the third quarter. We are now able to continue with our business plan by continuing to grow our core business, which did not miss a beat during this challenging quarter. We will renew our branch expansion plan that now calls for 20 full service branches by year-end 2008. We know we will continue to face challenges, especially regarding interest rate volatility. Regardless of the challenges, our top priority is restoring shareholder value by growing our core business."

Mr. Manditch continued, "Obviously, our automobile portfolio will be continually managed to maximize collateral value. I am pleased to report that our credit quality remains strong and we continue to maintain a "well capitalized" rating. Our determination to succeed is intact."

On May 26, 2004, the Board of Directors of Long Island Financial Corp. declared a dividend of $.12 per common share. The dividend was paid on July 1, 2004, to stockholders of record on June 18, 2004.

Long Island Commercial Bank, the wholly-owned subsidiary of Long Island Financial Corp., is a New York state chartered commercial bank, which began operations in January of 1990, and provides commercial and consumer banking services through twelve branch offices, maintaining its headquarters in Islandia. The Bank is an independent local bank emphasizing personal service and responsiveness to the needs of its customers.

                                 BRANCH OFFICES
                                 --------------

    Suffolk County, N.Y.          Nassau County, N.Y.       Kings County, N.Y.
    --------------------          -------------------       ------------------
    Islandia     Babylon        Jericho      Westbury       Bay Ridge-Brooklyn
 Central Islip  Deer Park
    Melville   Ronkonkoma
    Shirley    Smithtown
   Hauppauge



THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE, AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.


                           LONG ISLAND FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               JUNE 30,        DECEMBER 31,     JUNE 30,
                                                                                 2004              2003           2003
                                                                                 ----              ----           ----
ASSETS:

Cash and due from banks                                                       $  11,383        $  21,447      $  17,790
Interest earning deposits                                                           177               98          1,299
Federal funds sold                                                                    -           25,200         51,000
                                                                                 ------           ------         ------
              Total cash and cash equivalents                                    11,560           46,745         70,089
Securities held-to-maturity (fair value of $0, $14,438,
    and $14,908, respectively)                                                        -           12,474         12,467
Securities available-for-sale, at fair value                                    269,735          216,967        183,707
Federal Home Loan Bank stock, at cost                                             6,800            3,050          3,250
Loans, held for sale                                                              1,257            2,360            616
Loans, net of unearned income and deferred fees                                 239,150          226,128        216,767
Less allowance for loan losses                                                   (6,722)          (2,290)        (2,416)
                                                                                 -------          -------        -------
              Loans, net                                                        232,428          223,838        214,351
Premises and equipment, net                                                       5,710            5,756          4,411
Accrued interest receivable                                                       3,162            2,401          2,416
Bank owned life insurance                                                         7,646            8,213          8,025
Deferred tax asset                                                                5,423            1,466            243
Prepaid expenses and other assets                                                 1,802            1,401          1,220
                                                                                  -----            -----          -----
              Total assets                                                    $ 545,523        $ 524,671      $ 500,795
                                                                                -------          -------        -------

LIABILITIES AND STOCKHOLDERS' EQUITY:

Deposits:
    Demand deposits                                                          $   97,259       $   98,693     $   88,882
    Savings deposits                                                            106,518          104,231         93,060
    NOW and money market deposits                                                77,140          123,732        108,960
    Time certificates issued in excess of $100,000                               11,864           13,272         15,156
    Other time deposits                                                          73,043           85,515         92,241
                                                                                 ------           ------         ------
              Total deposits                                                    365,824          425,443        398,299

Federal funds purchased and securities sold under agreements to repurchase       69,900                -              -
Other borrowings                                                                 76,000           61,000         65,000
Subordinated debentures                                                           7,732            7,732          7,732
Accrued expenses and other liabilities                                            3,453            4,078          3,108
                                                                                  -----            -----          -----
              Total liabilities                                                 522,909          498,253        474,139
                                                                                -------          -------        -------

Stockholders' equity:
    Common stock (par value $.01 per share; 10,000,000 shares authorized;
      1,842,850, 1,825,211, and 1,812,347 shares issued;
      1,505,950, 1,488,311, and 1,475,447 shares outstanding, respectively)          18               18             18
    Surplus                                                                      21,400           20,973         20,751
    Accumulated surplus                                                           9,996           10,333          8,912
    Accumulated other comprehensive income (loss)                                (4,622)            (728)         1,153
    Treasury stock at cost, (336,900 shares)                                     (4,178)          (4,178)        (4,178)
                                                                                 -------          -------        -------
              Total stockholders' equity                                         22,614           26,418         26,656
                                                                                 ------           ------         ------
              Total liabilities and stockholders' equity                      $ 545,523        $ 524,671      $ 500,795
                                                                                -------          -------        -------


                           LONG ISLAND FINANCIAL CORP.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                            FOR THE THREE MONTHS       FOR THE SIX MONTHS
                                                                               ENDED JUNE 30,            ENDED JUNE 30,
                                                                               --------------            --------------
                                                                               2004        2003           2004        2003
                                                                               ----        ----           ----        ----
Interest income:
     Loans                                                               $     3,871  $    3,800    $     7,671 $    7,593
     Securities                                                                2,757       2,094          5,304      4,387
     Federal funds sold                                                            2          37              3         48
     Earning deposits                                                              1           1              2          2
                                                                                 ---         ---            ---        ---
         Total interest income                                                 6,631       5,932         12,980     12,030
                                                                               -----       -----         ------     ------
Interest expense:
     Savings deposits                                                            272         299            563        577
     NOW and money market deposits                                               223         212            459        473
     Time certificates issued in excess of $100,000                               60          86            129        162
     Other time deposits                                                         593         838          1,241      1,732
     Borrowed funds                                                              871         720          1,637      1,398
     Subordinated debentures                                                     206         205            413        411
                                                                                 ---         ---            ---        ---
         Total interest expense                                                2,225       2,360          4,442      4,753
                                                                               -----       -----          -----      -----

         Net interest income                                                   4,406       3,572          8,538      7,277
                                                                               -----       -----          -----      -----

Provision for loan losses                                                      5,000           -          5,500         60
                                                                               -----         ---          -----         --
         Net interest income after provision for loan losses                    (594)      3,572          3,038      7,217
                                                                                 ----      -----          -----      -----
Other operating income:
     Service charges on deposit accounts                                         618         518          1,270        980
     Net gain on sales and calls of securities                                 2,483         153          2,880        242
     Net gain on sale of residential loans                                       204         170            396        327
     Earnings on bank-owned life insurance                                       100         102            395        204
     Other                                                                       128         120            263        258
                                                                                 ---         ---            ---        ---
         Total other operating income                                          3,533       1,063          5,204      2,011
                                                                               -----       -----          -----      -----
Other operating expenses:
     Salaries and employee benefits                                            1,870       1,846          4,001      3,615
     Occupancy expense                                                           314         235            629        491
     Premises and equipment expense                                              379         326            766        647
     Automobile loan expense                                                     798           -            855          -
     Other                                                                     1,067       1,012          2,160      2,015
                                                                               -----       -----          -----      -----
         Total other operating expenses                                        4,428       3,419          8,411      6,768
                                                                               -----       -----          -----      -----

Income before income taxes                                                    (1,489)      1,216           (169)     2,460
     Income taxes                                                               (592)        434           (193)       880
                                                                                 ----        ---           -----       ---

         Net income                                                      $      (897) $      782             24      1,580
                                                                                 ----        ---             --      -----

Basic earnings per share                                                 $     (.56)  $      .53    $       .02 $     1.08
                                                                               -----         ---            ---       ----
Diluted earnings per share                                               $     (.56)  $      .51    $       .02 $     1.03
                                                                               -----         ---            ---       ----
Weighted average shares outstanding                                        1,503,606   1,471,263      1,501,067  1,460,457
                                                                           ---------   ---------      ---------  ---------
Diluted weighted average shares outstanding                                1,588,510   1,547,694      1,585,710  1,530,485
                                                                           ---------   ---------      ---------  ---------

See accompanying notes to consolidated financial statements.



                           LONG ISLAND FINANCIAL CORP.
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               JUNE 30,                DECEMBER 31,            JUNE 30,
                                                                 2004                      2003                  2003
                                                                 ----                      ----                  ----
ASSET QUALITY RATIOS AND OTHER DATA
-----------------------------------
Total non-performing loans (1)                               $      56                $       -             $     220
Allowance for loan losses                                        6,722                    2,290                 2,416
Non-performing loans as a percent of
        total loans, net (1)(2)                                    .02  %                     - %                 .10  %
Non-performing loans as a percent of
        total assets (1)                                           .01  %                     - %                 .04  %
Allowance for loan losses as a percent of
        Non-performing loans (1)                             12,003.57  %                     - %            1,098.18  %
        Total loans, net (2)                                      2.81  %                  1.01 %                1.11  %

Book value per share (3)                                     $   15.02                $   17.75             $   18.07
Book value per share (4)                                     $   18.09                $   18.24             $   17.28
Shares outstanding                                           1,505,950                1,488,311             1,475,447
Full service offices                                                12                       12                    11


                                                                       FOR THE THREE MONTHS        FOR THE SIX MONTHS
                                                                          ENDED JUNE 30,              ENDED JUNE 30,
                                                                          --------------              --------------
                                                                       2004           2003            2004         2003
                                                                       ----           ----            ----         ----
Interest rate spread                                                   3.02%          2.81%           2.97%       2.90%
Net interest margin                                                    3.40%          3.26%           3.35%       3.32%

(1) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due and still accruing interest. It is the Company's policy to generally cease accruing interest on all loans 90 days or more past due.
(2)    Loans include loans, net of unearned income and deferred fees.
(3) Includes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.
(4) Excludes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.



CONTACT:
Douglas C. Manditch, President & CEO
LONG ISLAND FINANCIAL CORP.
One Suffolk Square
1601 Veterans Memorial Highway
Islandia, New York 11749
Voice: (631) 348-0888  Fax: (631) 348-0830
WWW.LICB.COM
------------